Exhibit 10.19(a)
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED GRANTOR TRUST AGREEMENT

This Agreement and Amendment No. 1 (the “Amendment”) to the Trust Agreement (as defined below) is made effective as of October 25, 2017 (the “Effective Date”), by and between Minerals Technologies Inc. (the “Company”) and Wilmington Trust, National Association, as successor trustee (the “Trustee”).

WHEREAS, the Company has (1) adopted two nonqualified deferred compensation plans, the Minerals Technologies Inc. Supplemental Savings Plan (the “Supplemental Savings Plan”) and the Minerals Technologies Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), (2) entered into or maintains compensation and bonus programs and arrangements for the benefit of certain employees and (3) entered into or maintains or may otherwise have obligations with respect to, compensation, bonus, employment and similar plans, programs, arrangements and agreements for the benefit of certain employees, payments and distributions under which may be limited or delayed by reason of limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”) (such plans, programs, arrangements and agreements described in clauses (1), (2) and (3) immediately preceding are referred to herein collectively as the “Plans”); and

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

WHEREAS, the Company maintains a grantor trust (the “Trust”) and has contributed to the Trust assets that are held in accordance with the Amended and Restated Grantor Trust Agreement dated April 1, 2010, by and between the Minerals Technologies Inc. and Wilmington Trust Company (as heretofore amended, as applicable, the “Trust Agreement”); and

WHEREAS, pursuant to an assignment of the Trust Agreement by Wilmington Trust, National Association to Matrix Trust Company (f/k/a MG Trust Company d/b/a Matrix Trust Company), Matrix Trust Company became Trustee as of the close of business on April 10, 2015; and

WHEREAS, the Trust Agreement provides that the Trust Agreement may be amended by a written instrument executed by the Company and the Trustee in accordance with the terms thereof; and

WHEREAS, in accordance therewith, the Company has removed Matrix Trust Company as Trustee and appoints Wilmington Trust, National Association as the successor trustee and Wilmington Trust, National Association accepts such appointment as of the Effective Date.

NOW, THEREFORE, on and after the Effective Date, all references to the “Trustee” in the Trust Agreement shall mean and refer to Wilmington Trust, National Association.

A.	The parties hereby agree that the Trust Agreement is amended as follows, effective as of the date set forth above:

1.	In Section 2(a), the fourth sentence is amended to read as follows:

“The Company shall on a timely basis provide the Trustee with written instructions for the reporting and withholding of any federal and state taxes that may be required to be reported and withheld with respect to any amount paid under the Trust Agreement and the Trustee shall comply with such written instructions and shall pay any taxes withheld to the appropriate taxing authorities.”

2.	Section 5(b) shall be replaced with the following:

As directed by the Company prior to a Change of Control, the Trustee is specifically authorized to invest idle, or otherwise uninvested cash in, among other things, money market instruments, short term US government securities and money market funds.  Following a Change in Control, the Trustee shall have sole discretion to invest idle, or otherwise uninvested cash.

3.	In Section 13(f), the Trustee address shall be amended as follows:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attention: Institutional Retirement Services – Client Services Manager
Telephone Number: (302) 651-8600
Facsimile Number (302) 427-4663

B.	The Company herby represents and warrants that no Change in Control has occurred as of the effective date hereof.

C.	Except as expressly amended herein, the Trust Agreement shall continue in full force and effect with the new Trustee.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed by their duly authorized representatives on the dates set forth below:

MINERALS TECHNOLOGIES INC.

By:	/s/ Thomas Meek
Name: Thomas Meek
Title: Senior VP, General Counsel and Secretary

Date: 10/25/17

WILMINGTON TRUST, N.A.

By:	/s/ Patricia A. Hohensee
Name: Patricia A. Hohensee
Title: Asst. Vice President

Date: October 26, 2017